UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2026

CHESAPEAKE UTILITIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Energy Lane, Dover, DE 19901

(Address of principal executive offices, including Zip Code)

(302) 734-6799

(Registrant’s Telephone Number, including Area Code)

(Former name, former address and former fiscal year, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value per share $0.4867	CPK	New York Stock Exchange, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Project Joint Venture – Entry into Amended and Restated Limited Liability Company Agreement

As previously disclosed, in July 2026, Chesapeake Utilities Corporation (“Chesapeake”) announced the Florida Energy Pathway project (the “Project”), an intrastate natural gas transmission infrastructure project designed to support South Florida’s growing energy needs to be undertaken by its wholly owned subsidiary, Peninsula Pipeline Company, Inc. (“PPC”). As indicated in its previous disclosure, Chesapeake stated that it was evaluating options for financing the Project, including the potential participation of one or more third parties that may own up to 49% of the Project.

On September 1, 2026, Chesapeake, through its indirect subsidiary Peninsula Pipeline Holdings, LLC (“Peninsula”) today announced it sold a minority interest in the Project to FEP Pipeline Holdings, LLC (“NEER”), an indirect subsidiary of NextEra Energy Resources, Inc. NEER acquired a 49% Membership Interest in the joint venture entity that owns the Project, Florida Energy Pathway, LLC (the “Company”), while Peninsula will retain a 51% Membership Interest. The governance, management, and operation of the Company, and the rights and obligations of the Members with respect thereto, are subject to the terms and conditions of the Amended and Restated Limited Liability Company Agreement of the Company, dated August 28, 2026, and effective as of September 1, 2026 executed by Peninsula and NEER (the “LLC Agreement”). Capitalized terms used but not defined herein shall have their respective meanings as set forth in the LLC Agreement.

The Company will be managed by its Members who act collectively through a Management Committee operating as a “committee of the whole.” Unless otherwise specified in the LLC Agreement, the decisions and actions taken by the Management Committee constitute the decisions and actions of the Company. The Management Committee is comprised of two Representatives, one from each of Peninsula and NEER. Matters to be approved by the Management Committee require the approval of (i) the Peninsula and NEER Representatives before the Project’s In-Service Date, and (ii) Members holding among them at least 67% of the Sharing Ratios (51% for Peninsula and 49% for NEER), exclusive of the Sharing Ratios of any Defaulted Members, after the Project’s In-Service Date. The Management Committee may appoint one or more officers and delegate such authority and duties as the Management Committee may determine.

Pursuant to the LLC Agreement, Peninsula will have the power and authority, but not the obligation, to take the following actions on behalf of the Company or to cause the Company to take such actions (except as otherwise required pursuant to the LLC Agreement): (i) incur and pay expenses with respect to the day-to-day operation of the Company subject to budgets approved by the Management Committee or otherwise applicable under the terms of the LLC Agreement; (ii) perform in the ordinary course of business any contracts, agreements and other obligations to which the Company is a party or subject; (iii) obtain such governmental approvals and licenses and, except as expressly provided in the LLC Agreement, make such filings with federal, state, and local governmental agencies, as required by applicable law in connection with the operation of the Company and its business in the ordinary course; and (iv) take actions or cause the Company to take actions to address, avoid, avert, or mitigate Emergency Conditions and to incur and pay Emergency Expenses in connection therewith.

The Members have approved the Construction Budget, Project Schedule and Initial Operating Budget referenced in the LLC Agreement. Subject to specified limitations in the LLC Agreement and the COM Agreement (as defined below), PPC, as the “Operator” under and as defined in the LLC Agreement and the COM Agreement, may request funding required under the approved Construction Budget, Operating Budget and certain approved project agreements. The Management Committee will determine whether particular funding requirements are to be funded through Capital Contributions, Member Loans or a combination thereof.

Capital Contributions and Member Loans generally are required to be funded by the Members in accordance with their respective Sharing Ratios. Capital Calls must identify the aggregate amount requested, each Member’s allocated amount, the intended use of proceeds, and the applicable payment date and method. Generally, Members have at least 30 days to fund a Capital Call or Member Loan, subject to specified exceptions for certain financing obligations, Emergency Expenses, non-discretionary items and Operator cash calls.

The LLC Agreement contains remedies in favor of the Company and the other Member if a Member fails to timely fund a required Capital Contribution or Member Loan, including the right of the other Member to elect to treat the failure as a default or fund the shortfall. A Member that funds a shortfall may receive priority interest distributions otherwise payable to the non-funding Member to repay the funding Member the amount of the shortfall plus an interest factor, or may elect to treat the shortfall as a permanent Capital Contribution that dilutes the non-funding Member’s Membership Interest and Sharing Ratio.

In addition, each Member’s direct or indirect parent company, Chesapeake for Peninsula and NextEra Energy Capital Holdings, Inc. (“NextEra Energy Capital”) for NEER, have executed a certain Guaranty in favor of the Company to secure the Members’ obligations to make Capital Contributions. The initial amounts of the Guaranties are approximately $109 million for Chesapeake and approximately $105 million for NextEra Energy Capital, but in no event will each Member’s performance assurance be for less than such Member’s share of $50 million (calculated based on such Member’s Sharing Ratio). The Company may draw upon a Member’s performance assurance, such as the Guaranty, if that Member fails to satisfy a required Capital Contribution, and the defaulting Member must replenish the applicable assurance.

Distributions of Available Cash and allocations of income, gain, loss, deduction and credit of the Company to the Members are generally made in accordance with the Members’ respective Sharing Ratios.

The LLC Agreement provides for limitations and restrictions on the Disposition and Encumbrance of Membership Interests, preferential purchase rights in the event a Member wants to dispose of its Membership Interest, co-sale rights, specified budget-dispute and deadlock procedures, including binding arbitration in certain circumstances, and requirements for the Members to provide pro rata credit support for certain obligations, and prohibitions against the Members’ voluntary withdrawal from the Company.

The LLC Agreement also provides for equitable remedies, including specific performance and injunctive relief, for breaches of the LLC Agreement; provided that the right of specific performance is not available to compel a Member to make Capital Contributions.

Construction, Operation and Management Agreement

In connection with the Project, on August 28, 2026, and effective as of September 1, 2026, the Company and the Operator executed that certain Construction, Operation and Management Agreement (the “COM Agreement”), pursuant to which the Company engaged the Operator as an independent contractor to construct, manage and operate the Project (the “Services”). Pursuant to the COM Agreement, the Company will pay the Operator (i) until the In-Service Date, an annual fee payable monthly in accordance with the then-current approved budget and (ii) from the Effective Date until termination of the COM Agreement, an annual fee payable monthly in accordance with the then-current approved budget.

Pursuant to the COM Agreement, the Operator will transfer title to materials and equipment acquired for the Project to the Company upon payment or delivery, subject only to purchase-money liens. The Company will own project-specific work product prepared and paid for under the COM Agreement, while the Operator will retain ownership of its pre-existing and generally applicable intellectual property and materials. The Company will receive a perpetual, royalty-free license to use the applicable Operator Background Materials (as defined in the COM Agreement) as needed to own, operate, finance, sell or transfer the Project.

As discussed above, the Members approved a Construction Budget, Project Schedule and Initial Operating Budget. Pursuant to the terms of the COM Agreement, for budgets subsequent to the Initial Operating Budget, the Operator will prepare and deliver to the Company for its approval on an annual basis (or more frequently if directed by the Company) separate capital expenditure and operating expense budgets reflecting the estimated costs to be incurred for the performance of the Services (including the costs of goods and services to be supplied by third party vendors and suppliers) by the Operator during the ensuing 12-month period.

The foregoing descriptions of the LLC Agreement, the Guaranty, and the COM Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On September 1, 2026, the Company issued a press release announcing entry into a definitive agreement establishing a joint venture to construct, manage, and operate the Florida Energy Pathway project. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1* – Amended and Restated Limited Liability Company Agreement, dated August 28, 2026, by and among Florida Energy Pathway, LLC, Peninsula Pipeline Holdings, LLC, and FEP Pipeline Holdings, LLC.

Exhibit 10.2 – Form of Guaranty, by Chesapeake Utilities Corporation in favor of Florida Energy Pathway, LLC.

Exhibit 10.3* – Construction, Operation and Management Agreement, dated August 28, 2026, by and among Florida Energy Pathway, LLC and Peninsula Pipeline Company, Inc.

Exhibit 99.1 – Press Release of Chesapeake Utilities Corporation, dated September 1, 2026.

*

Certain annexes, schedules, and exhibits to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE UTILITIES CORPORATION

/s/ Jeffrey S. Sylvester
Jeffrey S. Sylvester
Senior Vice President and Chief Financial Officer

Date: September 1, 2026